Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
The chart below lists significant subsidiaries of VeriFone Systems, Inc. as of October 31, 2017.

Legal Name	State or Jurisdiction of Incorporation or Organization
VeriFone, Inc.	Delaware
VeriFone Luxembourg S.a.r.l	Luxembourg
Hypercom Corporation	Delaware
VeriFone Nordic AB	Sweden
VeriFone Bermuda Holdings, L.P	Singapore
Hong Kong Branch of VeriFone Luxembourg S.a.r.L	Hong Kong
VeriFone Singapore Pte. Ltd.	Singapore
VeriFone Holding GmbH (formerly known as, Hypercom Holdings GmbH)	Germany
Point Transaction Systems AB.	Sweden
Verifone Systems International Ltd	Labuan
VeriFone GmbH (formerly known as, Hypercom GmbH)	Germany
Verifone Services UK&Ireland Ltd. (formerly known as, Commidea Ltd.)	United Kingdom
Point Transaction Systems Oy	Denmark
Electronic Transaction Group Nordic Holding AB	Sweden
InterCard AG	Germany
VeriFone Israel Ltd.	Israel
Point Transaction Systems SAS	France
Hypercom France SARL	France
Point Transaction Systems SAS	France
Babs Paylink AB (51% owned)	Sweden
Empresa Brasileira Industrial, Comercial e Servicos Ltd.	Brazil
VeriFone (U.K.) Limited	United Kingdom
Point International AS	Norway
Point Transactions Systems AS	Norway
VeriFone Systems Australia Pty. Ltd.	Australia
EFTPOS New Zealand Limited	New Zealand
Verifone New Zealand	New Zealand
VeriFone do Brasil Ltda.	Brazil
Verifone Systems France SAS	France
VeriFone Media, LLC (formerly known as, Clear Channel Media LLC)	Delaware
Verifone India Sales Private Limited	India
VeriFone Africa (Pty) Ltd (formerly known as, Destiny Electronic Commerce Pty Ltd)	South Africa
VeriFone Australia (HAPL) Pty. Ltd. (formerly known as, Hypercom Australia Pty Ltd)	Australia
VeriFone Canada, Inc.	Canada
VeriFone S.A. de C.V.	Mexico
VeriFone Elektronik ve Danismanlik Ltd. Sti.	Turkey
VeriFone Argentina	Argentina
VF Systems Pte Ltd (Taiwan)	Taiwan
Hypercom Financial Terminals AB (Sweden)	Sweden
Verifone Thailand Ltd	Thailand
VeriFone Systems Spain SLU (formerly known as, Lipman Ingenieria Electrica SLU)	Spain
VeriFone Intermediate Holdings, Inc.	Delaware